                                 EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-33588) and Forms S-8 pertaining to the registration of 5,961,973 shares of the Company's common stock, the 1996 Equity Incentive Plan, 1998-A Direct Hit Stock Plan and 1999 Non-Officer Equity Incentive Plan (No. 333-33694), 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan (No. 333-88435), and Net Effect Systems, Inc. 1997 Stock Plan (No. 333-95687), and in the related Prospectuses of Ask Jeeves, Inc. of our report dated February 7, 2001, except for Note 13, as to which the date is March 30, 2000, with respect to the consolidated financial statements and financial statement schedule of Ask Jeeves, Inc. included in this annual report (Form 10-K) for the year ended December 31, 2000.

                                                          /s/ ERNST & YOUNG LLP

Walnut Creek, California
April 2, 2001